EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-173905, 333-143402, 333-128691, 333-103869, 333-100801, 333-89517, 333-83377, 333-70035, 333-57682, 333-48171 and 333-240145) of Franklin Resources, Inc. of our report dated May 28, 2020 relating to the financial statements of Legg Mason, Inc., which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
October 6, 2020